EXHIBIT 23.2



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[LETTERHEAD OF MORGAN & COMPANY]
CHARTERED ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to the use in the  Registration  Statement  on Form  SB-2 of  Patch
International Inc. of our report, dated July 28, 2006, relating to the consolidated balance sheets of Patch International Inc. as of May 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for each of the years ending May 31, 2006 and 2005, which report appears in the Annual Report on Form 10-KSB of Patch International Inc. for the year ended May 31, 2006.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                     /s/ MORGAN & COMPANY

Vancouver, Canada                                     Chartered Accountants

May 4, 2007